UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 30, 2009

ECOLOCAP SOLUTIONS INC.
 (Exact Name of Small Business Issuer as specified in its charter)

NEVADA	000-52256
(State or other jurisdiction of incorporation)	(Commission File No.)

1250 S. Grove Ave.
Barrington, Illinois
60010
 (Address of principal executive offices)

(866) 479-7041
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-

Item 5:03                       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 30, 2009, at a special meeting of shareholders, our shareholders approved an amendment to our articles of incorporation whereby we increased our authorized shares of common stock from 100,000,000 shares to 500,000,000 shares with a par value of $0.001 per share.  The vote was 64,283,000 in favor, 1,000,000 against, and 0 abstained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EcoloCap Solutions Inc.

Date: December 4, 2009	By:	MICHAEL SIEGEL
Michael Siegel
President